ALTRIA REPORTS 2018 FIRST-QUARTER RESULTS;
REAFFIRMS 2018 FULL-YEAR EARNINGS GUIDANCE

RICHMOND, Va. - April 26, 2018 - Altria Group, Inc. (Altria) (NYSE: MO) today announced its 2018 first-quarter business results and reaffirmed its guidance for 2018 full-year adjusted diluted earnings per share (EPS).

“Altria is off to a fast start to the strong year of EPS growth to which we’ve guided, with adjusted diluted EPS growth of 30.1% in the first quarter of 2018,” said Marty Barrington, Altria’s Chairman, Chief Executive Officer and President. “In addition, Altria continued to reward shareholders by paying out nearly $1.3 billion in dividends, announcing an out-of-cycle dividend increase of 6.1% and repurchasing approximately $513 million in shares. Within the reporting segments, income performance reflects the timing of previously announced investments for the long-term strength of the business.”
“We continue to expect full year adjusted diluted EPS growth of 15% to 19%.”

As previously announced, a conference call with the investment community and news media will be webcast on April 26, 2018 at 9:00 a.m. Eastern Time. Access to the webcast is available at www.altria.com/webcasts and via the Altria Investor app.

Altria Headline Financials[1]

($ in millions, except per share data)	Q1 2018	Change vs. Q1 2017
Net revenues	$6,108	0.4%
Revenues net of excise taxes	$4,670	1.8%
Tax rate:
Reported tax rate	23.2%	(9.8) pp
Adjusted tax rate	23.2%	(12.5) pp
Per share data:
Reported diluted EPS	$1.00	38.9%
Adjusted diluted EPS	$0.95	30.1%
1 “Adjusted” financial measures presented in this release exclude the impact of special items. See “Basis of Presentation” for more information.

Cash Returns to Shareholders
Dividends:

•	Altria paid nearly $1.3 billion in dividends in the first quarter.

•
In March 2018, Altria’s Board of Directors (Board) increased the regular quarterly dividend by 6.1% to $0.70 per share to reflect final 2017 financial results. Altria’s current annualized dividend rate is $2.80 per share, representing an annualized dividend yield of 4.9% as of April 20, 2018.

•	Altria expects to maintain a dividend payout ratio target of approximately 80% of adjusted diluted EPS. Future dividend payments remain subject to the discretion of the Board.

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Share Repurchase Program:

•	Altria repurchased eight million shares in the first quarter at an average price of $64.33, for a cost of $513 million.

•
As of March 31, 2018, Altria had approximately $505 million remaining in the current $1 billion share repurchase program, which Altria expects to complete by the end of 2018. The timing of share repurchases depends upon marketplace conditions and other factors, and this program remains subject to the discretion of the Board.

Innovation
In pursuit of Altria’s aspiration to be the U.S. leader in authorized, non-combustible, reduced-risk products:

•	USSTC submitted a modified risk tobacco product application (MRTPA) to the U.S. Food and Drug Administration (FDA) for Copenhagen Snuff Fine Cut.

•	Nu Mark grew e-vapor volume by approximately 30% and expanded MarkTen Elite, a pod-based closed system product, to over 6,000 retail stores.

•	PM USA participated in Philip Morris International Inc.’s presentation to the FDA’s Tobacco Products Scientific Advisory Committee about the IQOS MRTPA.

•	PM USA’s initial lead market plans for IQOS are ready to deploy upon FDA authorization.

Other Notable Events
Facilities Consolidation

•	In the first quarter, Altria completed its previously-announced facilities consolidation, which is expected to deliver approximately $50 million in annualized cost savings by the end of 2018.

•	Altria recorded total pre-tax charges of approximately $150 million, or $0.05 per share, of which $3 million was recorded in the first quarter of 2018.

2018 Full-Year Guidance
Altria reaffirms its guidance for 2018 full-year adjusted diluted EPS to be in a range of $3.90 to $4.03, representing a growth rate of 15% to 19% from an adjusted diluted EPS base of $3.39 in 2017 as shown in Schedule 6. This guidance range excludes the special items for the first quarter of 2018 shown in Table 1 and an additional $0.07 of tax expense resulting from the Tax Cuts and Jobs Act (Tax Reform Act). This tax expense is related to a tax basis adjustment to Altria’s AB InBev investment. Altria’s 2018 guidance reflects investments in focus areas for long-term growth, including innovative product development and launches, regulatory science, brand equity, retail fixtures and future retail concepts.

Altria expects its 2018 full-year adjusted effective tax rate will be in a range of approximately 23% to 24%.

Altria’s full-year adjusted diluted EPS guidance and full-year forecast for its adjusted effective tax rate exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, gain/loss on AB InBev/SABMiller business combination, AB InBev special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).
Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS and its reported effective tax rate because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance or its adjusted effective tax rate forecast.
The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.

ALTRIA GROUP, INC.

See "Basis of Presentation" for an explanation of financial measures and reporting segments discussed in this release. Altria uses the equity method of accounting for its investment in AB InBev and reports its share of AB InBev’s results using a one-quarter lag.

Financial Performance

•
Net revenues grew 0.4% to $6.1 billion, as higher net revenues in the smokeless products segment were mostly offset by lower net revenues in the smokeable products segment. Revenues net of excise taxes grew 1.8% to nearly $4.7 billion.

•
Reported diluted EPS increased 38.9% to $1.00, primarily driven by lower income taxes, higher reported equity earnings from AB InBev (which included AB InBev special items), higher reported operating companies income (OCI) in the smokeless products segment and fewer shares outstanding.

•
Adjusted diluted EPS increased 30.1% to $0.95, primarily driven by lower income taxes, higher adjusted equity earnings from AB InBev, higher adjusted OCI in the smokeless products segment and fewer shares outstanding, partially offset by lower adjusted OCI in the smokeable products segment.

Table 1 - Altria’s Adjusted Results

	First Quarter
	2018	2017	Change
Reported diluted EPS	$1.00	$0.72	38.9%
NPM Adjustment Items	(0.03)	—
Asset impairment, exit and implementation costs	—	0.01
Tobacco and health litigation items	0.01	—
AB InBev special items	(0.04)	0.03
Loss on AB InBev/SABMiller business combination	0.01	—
Tax items	—	(0.03)
Adjusted diluted EPS	$0.95	$0.73	30.1%
Note: For details of pre-tax, tax and after-tax amounts, see Schedule 5.

Special Items
The EPS impact of the following special items is shown in Table 1 and Schedule 5.
NPM Adjustment Items

•	In the first quarter of 2018, Altria recorded pre-tax income of $68 million (or $0.03 per share) for an NPM adjustment settlement with nine states.
AB InBev Special Items

•
In the first quarter of 2018, equity earnings from AB InBev included net pre-tax income of $117 million (or $0.04 per share), consisting primarily of Altria’s share of AB InBev’s estimated effect of the Tax Reform Act, partially offset by Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments. In the first quarter of 2017, equity earnings from AB InBev included net pre-tax charges of $73 million (or $0.03 per share), consisting primarily of Altria’s share of AB InBev’s mark-to-market losses on AB InBev’s derivative financial instruments used to hedge certain share commitments.

SMOKEABLE PRODUCTS

Revenues and OCI

•	Net revenues declined 0.8% as lower volume and higher promotional investments were mostly offset by higher pricing. Revenues net of excise taxes grew 0.4%.

•	Reported OCI increased 0.1%, as higher pricing and NPM Adjustment Items were offset by lower volume, investments in strategic initiatives and higher resolution expenses.

•
Adjusted OCI declined 2.0%, primarily driven by cigarette volume declines, strategic business investments and higher resolution expenses, partially offset by higher pricing. Adjusted OCI margins declined 1.2 percentage points to 49.7%.

Table 2 - Smokeable Products: Revenues and OCI ($ in millions)

	First Quarter
	2018	2017	Change
Net revenues	$5,414	$5,458	(0.8)%
Excise taxes	(1,401)	(1,460)
Revenues net of excise taxes	$4,013	$3,998	0.4%

Reported OCI	$2,038	$2,036	0.1%
NPM Adjustment Items	(68)	(8)
Asset impairment, exit and implementation costs	1	6
Tobacco and health litigation items	24	1
Adjusted OCI	$1,995	$2,035	(2.0)%
Adjusted OCI margins [1]	49.7%	50.9%	(1.2) pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume

•
Smokeable products segment reported domestic cigarette shipment volume declined 4.2%, primarily driven by the industry’s rate of decline and retail share declines, partially offset by trade inventory movements.

•	When adjusted for trade inventory movements, smokeable products segment domestic cigarette shipment volume decreased by an estimated 7%.

•	Total domestic cigarette industry volumes declined by an estimated 5.5%.

•	Reported cigar shipment volume increased 3.0%.

Table 3 - Smokeable Products: Shipment Volume (sticks in millions)

	First Quarter
	2018	2017	Change
Cigarettes:
Marlboro	23,653	24,695	(4.2)%
Other premium	1,409	1,450	(2.8)%
Discount	2,460	2,582	(4.7)%
Total cigarettes	27,522	28,727	(4.2)%

Cigars:
Black & Mild	375	363	3.3%
Other	3	4	(25.0)%
Total cigars	378	367	3.0%

Total smokeable products	27,900	29,094	(4.1)%
Note: Cigarettes volume includes units sold as well as promotional units, but excludes units sold for distribution to Puerto Rico, and units sold in U.S. Territories, to overseas military and by Philip Morris Duty Free Inc., none of which, individually or in the aggregate, is material to the smokeable products segment.

Retail Share and Brand Activity
IRI refreshed its cigarette database in the first quarter of 2018, which affected previously released retail share results. Restated share results are summarized below and in Schedule 8.

•
Marlboro retail share declined 0.5 share points to 43.2%, driven in part by continued effects from the April 2017 California state excise tax increase. Marlboro retail share grew 0.1 share point sequentially.

•	Smokeable products segment total cigarette retail share declined 0.7 share points to 50.3%, and declined 0.1 share point sequentially.

•	PM USA expanded Marlboro Ice nationally.

•	Nat Sherman announced plans to expand Nat’s into 13 additional states across the western U.S. starting in June.

Table 4 - Smokeable Products: Cigarettes Retail Share (percent)

	First Quarter
	2018	2017	Percentage point change
Cigarettes:
Marlboro	43.2%	43.7%	(0.5)
Other premium	2.6	2.7	(0.1)
Discount	4.5	4.6	(0.1)
Total cigarettes	50.3%	51.0%	(0.7)
Note: Retail share results for cigarettes are based on data from IRI/MSAi, a tracking service that uses a sample of stores and certain wholesale shipments to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes. For other trade classes selling cigarettes, retail share is based on shipments from wholesalers to retailers (STARS). This service is not designed to capture sales through other channels, including the internet, direct mail and some illicitly tax-advantaged outlets. It is IRI’s standard practice to periodically refresh its services, which could restate retail share results that were previously released in this service.

SMOKELESS PRODUCTS

Revenues and OCI

•	Net revenues increased 12.7%, primarily driven by the impact of the 2017 voluntary recall and higher pricing. Revenues net of excise taxes increased 13.1%.

•	Reported OCI increased 37.4%, primarily driven by the impact of the 2017 voluntary recall and higher pricing.

•	Adjusted OCI increased 27.3%, driven by the same factors, and adjusted OCI margins increased 7.8 percentage points to 69.0%.

Table 5 - Smokeless Products: Revenues and OCI ($ in millions)

	First Quarter
	2018	2017	Change
Net revenues	$525	$466	12.7%
Excise taxes	(32)	(30)
Revenues net of excise taxes	$493	$436	13.1%

Reported OCI	$338	$246	37.4%
Asset impairment, exit and implementation costs	2	21
Adjusted OCI	$340	$267	27.3%
Adjusted OCI margins [1]	69.0%	61.2%	7.8 pp
1 Adjusted OCI margins are calculated as adjusted OCI divided by revenues net of excise taxes.

Shipment Volume

•	Smokeless products segment reported domestic shipment volume declined 0.1%. Adjusted shipment volume comparisons are not provided due to the unusual effects of the 2017 recall.

•	The smokeless industry volume declined an estimated 1% over the past six months.

Table 6 - Smokeless Products: Shipment Volume (cans and packs in millions)

	First Quarter
	2018	2017	Change
Copenhagen	124.4	124.5	(0.1)%
Skoal	55.0	55.6	(1.1)%
Copenhagen and Skoal	179.4	180.1	(0.4)%
Other	16.3	15.7	3.8%
Total smokeless products	195.7	195.8	(0.1)%
Note: Volume includes cans and packs sold, as well as promotional units, but excludes international volume, which is not material to the smokeless products segment. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing moist smokeless tobacco (MST) products on a can-for-can basis. To calculate volumes of cans and packs shipped, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST.

Retail Share and Brand Activity
IRI refreshed its smokeless products database in the first quarter of 2018, which affected previously released retail share results. Restated share results are summarized below and in Schedule 8.

•	Copenhagen retail share grew 1.1 share points to 34.3% and Skoal retail share declined 1.2 share points to 16.2%.

•	Copenhagen and Skoal combined retail share decreased 0.1 share point to 50.5%.

•	Smokeless products segment total retail share grew 0.1 share point to 53.8%.

•	USSTC expanded Copenhagen Southern Blend into 13 states across the western U.S.

Table 7 - Smokeless Products: Retail Share (percent)

	First Quarter
	2018	2017	Percentage point change
Copenhagen	34.3%	33.2%	1.1
Skoal	16.2	17.4	(1.2)
Copenhagen and Skoal	50.5	50.6	(0.1)
Other	3.3	3.1	0.2
Total smokeless products	53.8%	53.7%	0.1
Note: Retail share results for smokeless products are based on data from IRI InfoScan, a tracking service that uses a sample of stores to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes on the number of cans and packs sold. Smokeless products is defined by IRI as moist smokeless and spit-free tobacco products. New types of smokeless products, as well as new packaging configurations of existing smokeless products, may or may not be equivalent to existing MST products on a can-for-can basis. For example, one pack of snus, irrespective of the number of pouches in the pack, is assumed to be equivalent to one can of MST. Because this service represents retail share performance only in key trade channels, it should not be considered a precise measurement of actual retail share. It is IRI’s standard practice to periodically refresh its InfoScan services, which could restate retail share results that were previously released in this service.

WINE

•	Net revenues increased 1.4% primarily driven by higher shipment volume, partially offset by unfavorable mix.

•	Reported and adjusted OCI declined 19.0%, primarily driven by one-time employee bonuses, partially offset by higher net revenues.

•	Reported wine shipment volume grew 6.1% to approximately 1.8 million cases.

Table 8 - Wine: Revenues and OCI ($ in millions)

	First Quarter
	2018	2017	Change
Net revenues	$142	$140	1.4%
Excise taxes	(5)	(4)
Revenues net of excise taxes	$137	$136	0.7%

Reported and Adjusted OCI	$17	$21	(19.0)%
OCI margins [1]	12.4%	15.4%	(3.0) pp
1 OCI margins are calculated as OCI divided by revenues net of excise taxes.

Altria's Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Nu Mark LLC (Nu Mark), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, MarkTen® and Green Smoke®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.

Basis of Presentation
Altria reports its financial results in accordance with GAAP. Altria’s management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, the segments. Altria’s management also reviews OCI, OCI margins and diluted EPS on an adjusted basis, which excludes certain income and expense items, including those items noted under “2018 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management also reviews income tax rates on an adjusted basis. Altria’s adjusted effective tax rate may exclude certain tax items from its reported effective tax rate. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided in this release.
Altria uses the equity method of accounting for its investment in AB InBev and reports its share of AB InBev’s results using a one-quarter lag because AB InBev’s results are not available in time to record them in the concurrent period. The one-quarter reporting lag does not affect Altria’s cash flows.
Altria’s reportable segments are smokeable products, including combustible cigarettes and cigars manufactured and sold by PM USA, Middleton and Nat Sherman; smokeless products, including moist smokeless tobacco and snus products manufactured and sold by USSTC; and wine, produced and/or distributed by Ste. Michelle. Results for innovative tobacco products (including Nu Mark’s e-vapor products, Verve and IQOS) and PMCC are included in “All Other.”
Comparisons are to the corresponding prior-year period unless otherwise stated.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2017. These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.
Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.
Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the FDA. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.
In addition, the factors related to Altria’s investment in AB InBev include the following: the risk that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the risk that Altria’s reported earnings from and carrying value of its equity investment in AB InBev and the dividends paid by AB InBev on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risk that the tax treatment of Altria’s transaction consideration from the AB InBev/SABMiller business combination and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of Altria’s investment in AB InBev may not be as favorable as Altria anticipates.
Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Quarters Ended March 31,
(dollars in millions, except per share data)
(Unaudited)

	2018	2017	% Change

Net revenues	$6,108	$6,083	0.4%
Cost of sales [1]	1,734	1,813
Excise taxes on products [1]	1,438	1,494
Gross profit	2,936	2,776	5.8%
Marketing, administration and research costs	567	482
Asset impairment and exit costs	2	4
Operating companies income	2,367	2,290	3.4%
Amortization of intangibles	5	5
General corporate expenses	46	46
Operating income	2,316	2,239	3.4%
Interest and other debt expense, net	166	179
Net periodic benefit income, excluding service cost	(7)	(8)
Earnings from equity investment in AB InBev	(342)	(23)
Loss on AB InBev/SABMiller business combination	33	—
Earnings before income taxes	2,466	2,091	17.9%
Provision for income taxes	571	689
Net earnings	1,895	1,402	35.2%
Net earnings attributable to noncontrolling interests	(1)	(1)
Net earnings attributable to Altria Group, Inc.	$1,894	$1,401	35.2%

Per share data:
Basic and diluted earnings per share attributable to Altria Group, Inc.	$1.00	$0.72	38.9%

Weighted-average diluted shares outstanding	1,899	1,939	(2.1)%

[1]  Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items and excise taxes on products sold is shown in Schedule 3.

    Note:  As a result of the January 1, 2018 adoption of Accounting Standards Update (“ASU”) No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU No. 2017-07”), certain immaterial prior-year amounts have been reclassified to conform with the current period’s presentation.

					Schedule 2
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Quarters Ended March 31,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$5,414	$525	$142	$27	$6,108
2017	5,458	466	140	19	6,083
% Change	(0.8)%	12.7%	1.4%	42.1%	0.4%

Reconciliation:
For the quarter ended March 31, 2017	$5,458	$466	$140	$19	$6,083
Operations	(44)	59	2	8	25
For the quarter ended March 31, 2018	$5,414	$525	$142	$27	$6,108

	Operating Companies Income (Loss)
	Smokeable Products	Smokeless Products	Wine	All Other	Total
2018	$2,038	$338	$17	$(26)	$2,367
2017	2,036	246	21	(13)	2,290
% Change	0.1%	37.4%	(19.0)%	(100.0)%	3.4%

Reconciliation:
For the quarter ended March 31, 2017	$2,036	$246	$21	$(13)	$2,290

NPM Adjustment Items - 2017	(8)	—	—	—	(8)
Asset impairment, exit and implementation costs - 2017	6	21	—	—	27
Tobacco and health litigation items - 2017	1	—	—	—	1
	(1)	21	—	—	20

NPM Adjustment Items - 2018	68	—	—	—	68
Asset impairment, exit and implementation costs - 2018	(1)	(2)	—	—	(3)
Tobacco and health litigation items - 2018	(24)	—	—	—	(24)
	43	(2)	—	—	41
Operations	(40)	73	(4)	(13)	16
For the quarter ended March 31, 2018	$2,038	$338	$17	$(26)	$2,367

Note:  As a result of the January 1, 2018 adoption of ASU No. 2017-07, certain immaterial prior-year operating companies income (loss) amounts have been reclassified to conform with the current period’s presentation.

		Schedule 3
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data
(dollars in millions)
(Unaudited)

	For the Quarters Ended March 31,
	2018	2017
The segment detail of excise taxes on products sold is as follows:

Smokeable products	$1,401	$1,460
Smokeless products	32	30
Wine	5	4
	$1,438	$1,494

The segment detail of charges for resolution expenses related to state settlement agreements included in cost of sales is as follows:

Smokeable products	$1,017	$1,080
Smokeless products	2	2
	$1,019	$1,082

The segment detail of FDA user fees included in cost of sales is as follows:

Smokeable products	$69	$68
Smokeless products	1	1
	$70	$69

		Schedule 4
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share - Attributable to Altria Group, Inc.
For the Quarters Ended March 31,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2018 Net Earnings	$1,894	$1.00
2017 Net Earnings	$1,401	$0.72
% Change	35.2%	38.9%

Reconciliation:
2017 Net Earnings	$1,401	$0.72

2017 NPM Adjustment Items	(1)	—
2017 Tobacco and health litigation items	1	—
2017 AB InBev special items	48	0.03
2017 Asset impairment, exit, implementation and acquisition-related costs	19	0.01
2017 Tax items	(58)	(0.03)
Subtotal 2017 special items	9	0.01

2018 NPM Adjustment Items	51	0.03
2018 AB InBev special items	92	0.04
2018 Asset impairment, exit and implementation costs	(2)	—
2018 Tobacco and health litigation items	(20)	(0.01)
2018 Loss on AB InBev/SABMiller business combination	(26)	(0.01)
2018 Tax items	(1)	—
Subtotal 2018 special items	94	0.05

Fewer shares outstanding	—	0.02
Change in tax rate	293	0.15
Operations	97	0.05
2018 Net Earnings	$1,894	$1.00

				Schedule 5
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Quarters Ended March 31,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2018 Reported	$2,466	$571	$1,895	$1,894	$1.00
NPM Adjustment Items	(68)	(17)	(51)	(51)	(0.03)
AB InBev special items	(117)	(25)	(92)	(92)	(0.04)
Asset impairment, exit and implementation costs	3	1	2	2	—
Tobacco and health litigation items	28	8	20	20	0.01
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(1)	1	1	—
2018 Adjusted for Special Items	$2,345	$544	$1,801	$1,800	$0.95

2017 Reported	$2,091	$689	$1,402	$1,401	$0.72
NPM Adjustment Items	(1)	—	(1)	(1)	—
Tobacco and health litigation items	1	—	1	1	—
AB InBev special items	73	25	48	48	0.03
Asset impairment, exit, implementation and acquisition-related costs	30	11	19	19	0.01
Tax items	—	58	(58)	(58)	(0.03)
2017 Adjusted for Special Items	$2,194	$783	$1,411	$1,410	$0.73

2018 Reported Net Earnings				$1,894	$1.00
2017 Reported Net Earnings				$1,401	$0.72
% Change				35.2%	38.9%

2018 Net Earnings Adjusted for Special Items				$1,800	$0.95
2017 Net Earnings Adjusted for Special Items				$1,410	$0.73
% Change				27.7%	30.1%

				Schedule 6
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Year Ended December 31, 2017
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	(Benefit) Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2017 Reported	$9,828	$(399)	$10,227	$10,222	$5.31
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	80	30	50	50	0.03
AB InBev special items	160	55	105	105	0.05
Asset impairment, exit, implementation and acquisition-related costs	89	34	55	55	0.03
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Tax items	—	3,674	(3,674)	(3,674)	(1.91)
2017 Adjusted for Special Items	$9,797	$3,272	$6,525	$6,520	$3.39

		Schedule 7
ALTRIA GROUP, INC.
and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$2,191	$1,253
Inventories	2,257	2,225
Other current assets	376	866
Property, plant and equipment, net	1,891	1,914
Goodwill and other intangible assets, net	17,707	17,707
Investment in AB InBev	18,199	17,952
Finance assets, net	854	899
Other long-term assets	424	386
Total assets	$43,899	$43,202

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$864	$864
Accrued settlement charges	3,458	2,442
Other current liabilities	3,153	3,486
Long-term debt	13,033	13,030
Deferred income taxes	5,292	5,247
Accrued postretirement health care costs	1,987	1,987
Accrued pension costs	382	445
Other long-term liabilities	296	283
Total liabilities	28,465	27,784
Redeemable noncontrolling interest	37	38
Total stockholders’ equity	15,397	15,380
Total liabilities and stockholders’ equity	$43,899	$43,202

Total debt	$13,897	$13,894

Schedule 8
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Retail Share Data
(Unaudited)

IRI refreshed its cigarette and smokeless products databases in the first quarter of 2018, which affected previously released retail share results. Restated share results are summarized below.

Smokeable Products: Cigarettes Restated Retail Share (percent)

	For the Three Months Ended
	12/31/17	9/30/17	6/30/17	3/31/17
Cigarettes:
Marlboro	43.1%	43.2%	43.5%	43.7%
Other premium	2.6	2.7	2.7	2.7
Discount	4.7	4.7	4.7	4.6
Total cigarettes	50.4%	50.6%	50.9%	51.0%

Smokeable Products: Cigarettes Restated Retail Share (percent)
	For the Year Ended	For the Nine Months Ended	For the Six Months Ended	For the Three Months Ended
	12/31/17	9/30/17	6/30/17	03/31/17
Cigarettes:
Marlboro	43.4%	43.5%	43.6%	43.7%
Other premium	2.7	2.7	2.7	2.7
Discount	4.6	4.6	4.7	4.6
Total cigarettes	50.7%	50.8%	51.0%	51.0%

Smokeless Products: Restated Retail Share (percent)

	For the Three Months Ended
	12/31/17	9/30/17	6/30/17	3/31/17
Copenhagen	34.1%	34.1%	34.3%	33.2%
Skoal	16.3	16.6	16.8	17.4
Copenhagen and Skoal	50.4	50.7	51.1	50.6
Other	3.4	3.3	3.2	3.1
Total smokeless products	53.8%	54.0%	54.3%	53.7%

Smokeless Products: Restated Retail Share (percent)
	For the Year Ended	For the Nine Months Ended	For the Six Months Ended	For the Three Months Ended
	12/31/17	9/30/17	6/30/17	3/31/17
Copenhagen	34.0%	33.9%	33.8%	33.2%
Skoal	16.7	16.9	17.0	17.4
Copenhagen and Skoal	50.7	50.8	50.8	50.6
Other	3.3	3.2	3.2	3.1
Total smokeless products	54.0%	54.0%	54.0%	53.7%